UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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☒           Soliciting Material Under Rule 14a-12

COPYTELE, INC.
(Name of Registrant as Specified in Its Charter)

BRUCE F. JOHNSON JOHN D. REYNOLDS DAVID RICHARDS LEWIS TITTERTON ROBERT I. WEBBER THE COMMITTEE TO ENHANCE COPYTELE
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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2

The Committee to Enhance CopyTele (the “Committee”), together with the other Participants named herein, is filing materials contained in this Schedule 14A with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of written consents from stockholders of CopyTele, Inc. (the “Company”) in connection with seeking to increase the size of the Company’s Board of Directors to six directors and electing the Committee’s three director nominees.  The Committee has filed a preliminary consent solicitation statement with the SEC.

On June 1, 2010, the Committee issued the following press release:

Group Composed of Large CopyTele, Inc. Stockholders and Three Independent Director Candidates Join John D. Reynolds to Form The Committee to Enhance CopyTele

Committee Files Preliminary Consent Solicitation Statement Seeking to Add Three Highly Qualified, Independent Directors to CopyTele's Board of Directors

NEW YORK, June 1 /PRNewswire/ -- John D. Reynolds announced today that a group of large stockholders of CopyTele, Inc. (OTC Bulletin Board:COPY.ob - News) have joined his efforts to add highly qualified, independent directors to the CopyTele Board and have together formed The Committee to Enhance CopyTele.  In addition to Mr. Reynolds, the Committee is comprised of Bruce F. Johnson, David Richards, Lewis Titterton and Robert I. Webber, and its members collectively own 11,528,550 shares of CopyTele common stock, or approximately 7.9% of the Company's outstanding shares.

The Committee reported that it has filed with the Securities and Exchange Commission a preliminary consent statement to undertake a consent solicitation to add three highly qualified, independent directors to the CopyTele Board.

John D. Reynolds, speaking on behalf of the Committee, said, "Apparently I am not the only one who has had enough with the status quo at CopyTele.  Since my first public letter just over two weeks ago, I have been flooded with emails and calls of support from fellow stockholders.  This Committee we have formed is comprised of large stockholders and highly qualified director nominees.  Together, we have taken the first steps towards seeking the addition of our three highly qualified independent directors to CopyTele's Board.  Our candidates have the right mix of skills and experience to maximize the Company's value for the benefit of all stockholders.  It is time for a change!"

The Committee's director nominees include:

Robert I. Webber, who currently serves as President and CEO of Resolution Biomedical, Inc., a privately-held specialty diagnostics company. Prior to joining Resolution Biomedical, Inc., Mr. Webber served as President and CEO (from 2008 to 2009), CFO (from 2006 to 2008) and COO (from 2007 to 2008) of Maui Land & Pineapple Company, Inc., a publicly-held Hawaiian corporation which owns approximately 25,000 acres on Maui, with business segments in resort operations, agriculture and real estate development.  From 2004 to 2006, Mr. Webber served as a director, President and CFO of Dyntek, Inc., a technology distribution company headquartered in Southern California, which grew during his tenure from $49 million to $75 million in annual revenues.  Mr. Webber's extensive experience at a wide-range of public and private companies has given him a strong understanding of corporate responsibility and corporate governance.   Mr. Webber has also served as CEO of a publicly-traded digital marketing company, and as CEO of a digital imaging subsidiary of Irvine Sensors Corporation, a publicly-traded technology company.  He worked several years for the management consulting firm McKinsey & Company, Inc., where he served clients in the technology and life sciences industries.  Mr. Webber also practiced corporate and securities law with Skadden, Arps, Slate, Meagher & Flom in Los Angeles, California.  Mr. Webber earned a BA degree from Brigham Young University, a Juris Doctor degree from Columbia University School of Law, and an MBA from the Harvard Graduate School of Business Administration.

Bruce F. Johnson, a self-employed commodity trader who has served as a director of CME Group Inc., the world's largest futures exchange, since July 2007 when CME Group Inc. was created from the merger between the Chicago Mercantile Exchange and the Chicago Board of Trade.  Mr. Johnson has been a member of the Chicago Mercantile Exchange for more than 31 years and has an extensive knowledge of the capital markets as a result of his investment background.

Lewis Titterton, a private investor who has significant experience in the health care technologies industry and who founded several companies, including MedE America, now part of WebMD.  Mr. Titterton also served as an adjunct professor of finance at State University of New York at Albany.  Mr. Titterton previously served as a director of CopyTele.  His experience and familiarity with CopyTele gives him unique insight into the issues facing the Company.

CERTAIN INFORMATION CONCERNING PARTICIPANTS

The Committee to Enhance CopyTele (the "Committee") made a preliminary filing with the Securities and Exchange Commission ("SEC") on May 28, 2010, of a consent solicitation statement relating to the solicitation of written consents from stockholders of CopyTele, Inc. (the "Company") in connection with seeking to increase the size of the Company's Board of Directors to six directors and electing the Committee's three director nominees.

THE COMMITTEE ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PRELIMINARY CONSENT SOLICITATION STATEMENT AND ANY OTHER SOLICITATION MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  SUCH SOLICITATION MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT http://www.sec.gov/.  IN ADDITION, THE PARTICIPANTS IN THIS SOLICITATION WILL PROVIDE COPIES OF THE CONSENT SOLICITATION STATEMENT, WHEN AVAILABLE, WITHOUT CHARGE UPON REQUEST.

The participants in the consent solicitation are Bruce F. Johnson, John D. Reynolds, David Richards, Lewis Titterton, Robert I. Webber and the Committee.  The Committee is composed of each of the participants who are individuals.  The Committee is not a business entity and has no place of organization.

As of the date of this filing, Bruce. F. Johnson directly beneficially owns 3,181,688 shares of Common Stock of the Company, John D. Reynolds directly beneficially owns 2,000,000 shares of Common Stock of the Company, David Richards directly beneficially owns 990,000 shares of Common Stock of the Company and Lewis Titterton directly beneficially owns 5,356,862 shares of Common Stock of the Company.  As of the date of this filing, Robert I. Webber does not directly beneficially own any shares of Common Stock of the Company.

For the purposes of Rule 13d-5(b)(1) of the Securities Exchange Act of 1934, as amended, each of the participants in this solicitation is deemed to beneficially own the shares of Common Stock of the Company beneficially owned in the aggregate by the other participants. Each of the participants in this proxy solicitation disclaims beneficial ownership of such shares of Common Stock except to the extent of his pecuniary interest therein.

CONTACT: JOHN D. REYNOLDS / jreyno3490@aol.com